UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 11, 2024
ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Layton Avenue, 12th Floor
Denver,	Colorado	80237
(Address of principal executive offices)		(Zip Code)

(303) 728-7012
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 11, 2024, ModivCare Inc. (the “Company”) held its 2024 annual meeting of stockholders (the “2024 Annual Meeting”). At the 2024 Annual Meeting, all proposed measures passed, and the recommended director nominees were elected.
The final voting results for each of the matters and candidates submitted to a vote of stockholders at the 2024 Annual Meeting are as follows:

a.The election of six directors, each to serve for a one-year term until the 2025 annual meeting of stockholders:

Name of Nominee	Votes For	Against	Abstentions	Broker Non-Votes
Todd J. Carter	11,884,412	236,055	854	1,071,950
David A. Coulter	11,731,817	388,575	929	1,071,950
Garth Graham	11,849,151	271,322	848	1,071,950
Leslie V. Norwalk	8,008,186	4,112,223	912	1,071,950
Rahul Samant	8,597,063	3,523,302	956	1,071,950
L. Health Sampson	11,926,159	194,314	848	1,071,950

b.The non-binding advisory vote to approve the Company’s named executive officer compensation:

Votes For:	9,729,519
Votes Against:	2,363,656
Abstentions:	28,146
Broker Non-Votes:	1,071,950

c.The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2024 fiscal year:

Votes For:	13,163,183
Votes Against:	29,091
Abstentions:	997
Broker Non-Votes:	Not Applicable

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.
Date: June 12, 2024	By:	/s/ L. Heath Sampson
	Name:	L. Heath Sampson
	Title:	President and Chief Executive Officer